Health Canada approves iTech Medical’s
Muscle Pattern Recognition (MPR) System

Keywords: Health Canada approval, healthcare, biomedical, wellness, back pain, neck pain, neurology, medical device, clinical studies, financing, commercialization

HUNTINGTON BEACH, Calif., December 13, 2010 – iTech Medical, Inc. (OTCBB:IMSU - News) (FWB:0IM - News), a medical information technology company, announced today that it has received Health Canada approval for the Company’s Muscle Pattern Recognition (MPR) System, a non-invasive clinical assessment tool being developed to assist in the diagnosis and treatment of back and neck pain, one of the most common chronic conditions in Canada.

“The approval of the MPR System by Health Canada is a significant achievement for iTech Medical and represents another major step towards the global commercialization of the device,” stated Wayne Cockburn, President & CEO at iTech Medical.  “Diagnosing and treating neck and back pain is one of the most expensive healthcare problems in Canada.  It is estimated that 30% to 40% of all workplace absences are due to this condition.  The cause of neck and back pain is not always apparent and in fact, in approximately 85% to 90% of individuals with neck and back pain, no specific cause can be identified.  We believe our MPR System can play an important role in helping to identify the source of these problems and provide the healthcare system a new tool to not only assist in the diagnosis and treatment of the underlying conditions, but to help reduce related medical costs and improve patient outcomes.”

“We believe that patients, physicians and insurance providers stand to benefit from our Muscle Pattern Recognition (MPR) technology,” said Karl Wolcott, VP of Sales and Marketing for iTech Medical.  “We are in discussions with potential strategic channel partners in Canada to evaluate the landscape and begin aggressively marketing the MPR technology in Canada.”

About iTech Medical - (OTCBB:IMSU - News) (FWB:0IM - News)
iTech Medical is engaged in the research and commercial development of healthcare information systems and technologies. To date, the Company has focused on developing a proprietary platform called Muscle Pattern Recognition (MPR), a unique clinical tool for the analysis of muscle function. iTech Medical is ISO 13485:2003 certified for the production and sale of surface electromyography (sEMG) diagnostic devices for clinical use.

iTech Medical website:  www.iTechMedical.com

For a current corporate fact sheet, visit: http://premierstocks.tv/images/company_links/imsu.pdf

About Health Canada
Health Canada’s Medical Devices Bureau of the Therapeutic Products Directorate (TPD) is the national authority that monitors and evaluates the safety, effectiveness and quality of diagnostic and therapeutic medical devices in Canada.  For more information, visit:  http://www.hc-sc.gc.ca/dhp-mps/md-im/activit/fs-fi/meddevfs_matmedfd-eng.php

Forward-Looking and Cautionary Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management’s current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “plan,” “outlook,” and other words and terms of similar meaning.

These statements involve a number of risks and uncertainties that could cause actual results to materially differ from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, acquisitions and development of new businesses, divestitures, product availability, sales volumes, pricing actions and promotional activities of our competitors, profit margins, weather, changes in law or regulations, foreign currency fluctuation, availability of suitable real estate locations, our ability to react to a disaster recovery situation, and the impact of labor markets and new product introductions on our overall profitability.

A further list and description of these risks, uncertainties and other matters can be found in the company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, iTech Medical’s Annual Report on Form 10-K filed with the SEC on April 15, 2010.  iTech Medical cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statements that it may make.

[Missing Graphic Reference]Contact:
DM Productions LLC
Dianemarie Collins, Public Relations
Reno, NV   775.825.1727
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DM@DMProductionsLLC.com

iTech Medical, Inc.
Wayne Cockburn, CEO
Huntington Beach, CA
714.841.2670
Montreal, CDA
905.505.0770
Wayne.Cockburn@iTechMedical.com
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